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                                                                    EXHIBIT 11.1

                        AMERICAN COIN MERCHANDISING, INC.
                    COMPUTATION OF PER SHARE (LOSS) EARNINGS


                                                                Three Months Ended              Six Months Ended
                                                                    June 30,                       June 30,
                                                               1999            1998           1999           1998
                                                           -----------     -----------     ----------     ----------
Net (loss) earnings ...................................    $  (119,000)    $ 1,373,000     $   55,000     $2,558,000
                                                           ===========     ===========     ==========     ==========

Common shares outstanding at beginning of period ......      6,475,069       6,467,903      6,475,069      6,452,904

     Effect of shares issued during the period ........             --             857             --         10,121
                                                           -----------     -----------     ----------     ----------
Basic weighted average common shares ..................      6,475,069       6,468,760      6,475,069      6,463,025

Incremental shares from assumed conversions:

     Stock options ....................................             --         177,774          6,285        170,506
     Warrants .........................................             --          31,572             --         30,121
                                                           -----------     -----------     ----------     ----------

Diluted weighted average common shares ................      6,475,069       6,678,106      6,481,354      6,663,652
                                                           ===========     ===========     ==========     ==========

     Basic (loss) earnings per share ..................    $     (0.02)    $     0.21     $     0.01     $     0.40

     Diluted (loss) earnings per share ................    $     (0.02)    $     0.21     $     0.01     $     0.38
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